                                                                EXHIBIT 13

There is a $50 Contract Fee applied to the contract only if the greater of premiums less withdrawals and contract value is less than $75,000. It is calculated and deducted proportionately from each subaccount on the contract anniversary or at full surrender based on the contract value at that time.

                        DOMESTIC MONEY MARKET SUB-ACCOUNT

Note that the information presented below is hypothetical.

7-Day Current Yield

         Current Yield   =      ((NCS-ES)/UV/7) x 365

         where NCS       =      the net change in the value of the
                                Series (exclusive of realized gains and
                                losses on the sale of securities and
                                unrealized appreciation and depreciation)
                                for the 7-day period attributable to a
                                hypothetical account having a balance of
                                1 Sub-Account unit.


         ES              =      AIC + CMC

         where ES        =      per unit expenses of the Sub-Account for the
                                7-day period

         AIC             =      per unit Asset Based Insurance Charges
                                Deducted for the 7-day period

         CMC             =      per unit Contract fee deducted for the 7-day
                                period
                         =      0

         since AAV       =      Average Accumulated Value of Contracts on the
                                last day of the 7-day period
                         =      $115,000

         UV              =      the unit value on the first day of the 7-day
                                period
                         =      10.00000
Totals for 7-day period:


         NCS               AIC              CMC
         ---               ---              ---
         0.012984         0.003548           0

=    ((.012984 - .003548 - 0)/10.000000)/7 x 365
=    4.92%         =       7-Day Current Yield




                        DOMESTIC MONEY MARKET SUB-ACCOUNT

7-Day Effective Yield

                                                                EXHIBIT 13

      Effective Yield        =  ((1 + (NCS - ES)/UV) (CIRCUMFLEX) (365/7)) - 1

      where NCS, ES, and UV are calculated as for the 7-Day Current Yield

      7-Day Effective Yield  =   5.04%


                              VARIABLE SUB-ACCOUNTS

Roszel/Lord Abbett Government Securities, Roszel/MLIM Fixed-Income

Note that the information presented below is hypothetical.

30-Day Yield

      Yield       =     2 x [(((NI-ES)/(U x UV)  + 1) TO THE POWER OF 6) - 1]

      where NI    =     Net income of the portfolio for the  30-day  period
                        attributable to the Sub-Account's units

      ES          =     AIC + CMC

      where ES    =     Expenses of the Sub-Account for the 30-day period

      AIC         =     Asset Based  Insurance  charges  deducted  from the
                        Sub-Account for the 30-day period

      CMC         =     Contract  fee  deducted  from the  Sub-Account  for
                        the 30-day period
                  =     $0

      since AAV   =     Average  Accumulated  Value  of  Contracts  on  the
                        last day of the 30-day period
                  =     $115,000

      U           =     the average number of units outstanding,
                        which equals the number of units on the
                        first day of the 30-day period plus the
                        number of units on the last day of the
                        30-day period, the sum of which is divided
                        by 2

      UV          =     the  unit  value  at the  close  of the last day in
                        the 30-day period



        NI               AIC            CMC              U              UV
       ----             -----          -----            ---            ----
    $25,000.00        $5,977.00          $0           500,000        $10.06102

Based on the above hypothetical figures and the formulas presented, the 30-day yield would be:

                              30-day Yield = 4.58%

                                                                EXHIBIT 13


                              VARIABLE SUB-ACCOUNTS

Domestic Money Market V.I., Roszel/Lord Abbett Large Cap Value, Roszel/Levin Large Cap Value, Roszel/MLIM Relative Value, Roszel/Sound Large Cap Core, Roszel/INVESCO-NAM Large Cap Core, Roszel/Nicholas-Applegate Large Cap Growth, Roszel/Rittenhouse Large Cap Growth, Roszel/Seneca Large Cap Growth, Roszel/Valenzuela Mid Cap Value, Roszel/Seneca Mid Cap Growth, Roszel/NWQ Small Cap Value, Roszel/Neuberger Berman Small Cap Growth, Roszel/Lazard International, Roszel/Credit Suisse International, Roszel/Lord Abbett Government Securities, Roszel/MLIM Fixed-Income.

Note that the information presented below is hypothetical.

Total Return

         Total Return    =     ((ERV/P) - 1)

         where ERV       =      the value, at the end of the applicable
                                period, of a hypothetical $1,000 investment made
                                at the beginning of the applicable period. It is
                                assumed that all dividends and capital gains
                                distributions are reinvested.

         P               =      a hypothetical initial investment of $1,000

         ERV             =      (1,000 x ((EUV-BUV) / BUV)) +  1,000 - CMC -
                                (SC x (1000 x EUV/BUV - CMC))

         where EUV       =      Unit Value at the end of the period

         BUV             =      Unit Value at the beginning of the period

         SC              =      Surrender Charge = 0% (assumes surrender takes
                                place two years from issue, the end of
                                contract year 2)
         CMC             =      Contract Fee attributable to the hypothetical
                                account for the period
                         =      $0

         since AAV       =      Average Accumulated Value of Contracts on the
                                last day of the period
                         =      $115,000


      BUV              EUV            CMC             ERV
     -----            -----          -----           -----
       10             10.5947           0            1059.47



Thus the Total Return over the assumed two year period is:

         Total Return    =   5.95%

                                                                EXHIBIT 13

Average Annual Total Return

the Average Annual Total Return would be calculated as follow:

         Average Annual Total Return = ((ERV/P) (circumflex) (1/N) - 1)

         where ERV and P are defined as above

         and N    =  Number of years
                  =  2

which, based on the above information would yield 2.93% as an Average Annual Total Return.